Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8 File Nos. 2-94358 and 1-6991
(2)	Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8 File No. 33-55325
(3)	Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-3 File No. 333-02089
(4)	Wal-Mart Stores, Inc. Director Compensation Plan	Form S-8 File No. 333-24259
(5)	Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan	Form S-8 File No. 333-29847
(6)	Wal-Mart Puerto Rico, Inc., 401(k) Retirement Savings Plan	Form S-8 File No. 333-44659
(7)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-62965
(8)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, which amended and restated the 2010 plan	Form S-8 File No. 333-60329
(9)	The ASDA Colleague Share Ownership Plan	Form S-8 File No. 333-84027
The ASDA Group Long Term Incentive Plan
The ASDA Group PLC Sharesave Scheme
The ASDA 1984 Executive Share Option Scheme
The ASDA 1994 Executive Share Option Scheme
(10)	The ASDA Colleague Share Ownership Plan 1999	Form S-8 File No. 333-88501
(11)	Wal-Mart Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109421
(12)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417
(13)	Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109414
(14)	ASDA Sharesave Plan 2000	Form S-8 File No. 333-107439
(15)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, which amended and restated the 2010 plan	Form S-8 File No. 333-128204
(16)	The ASDA Sharesave Plan 2000	Form S-8 File No. 333-168348
(17)	Walmart Deferred Compensation Matching Plan	Form S-8 File No. 333-178717
(18)	Wal-Mart Stores, Inc. Common Stock	Form S-3 ASR File No. 333-178385
(19)	Walmart 401(k) Plan	Form S-8 File No. 333-187577
(20)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan	Form S-8 File No. 333-214060
(21)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 ASR File No. 333-221941
(22)	Walmart Inc. 2016 Associate Stock Purchase Plan	Form S-8 File No. 333-228631
(23)	Walmart Inc. Stock Incentive Plan of 2015	Form S-8 File No. 333-228635

of our reports dated March 28, 2019, with respect to the consolidated financial statements of Walmart Inc. and the effectiveness of internal control over financial reporting of Walmart Inc., included in this Annual Report (Form 10-K) of Walmart Inc. for the year ended January 31, 2019.

/s/ Ernst & Young LLP
Rogers, Arkansas
March 28, 2019